                                                                               Exhibit 5.1

J o h n  T .  R o o t ,  J r .

ATTORNEY AT LAW

P.O. Box 5666

Jacksonville, Arkansas  72076

Phone:  (501) 529-8567

Fax:  (501)  325-1130

John T. Root, Jr.

j.root.5013@gmail.com

November 10, 2014

Punto Group, Corp.

1810 E. Sahara Ave., Office 216

Las Vegas, NV 89104

                   Re:      Registration Statement on Form S-1 filed by Punto Group, Corp.

Ladies and Gentlemen:

          As  special  securities  counsel  to  Punto  Group,  Corp.,  a  Nevada  corporation

(the  "Company"),  I  have  been  requested  to  provide  my  opinion  regarding  4,000,000 shares  of  the  Company's  $.001  par  value  common  stock  which  are  authorized  to  be

included  in  this  registration  statement  by  the  Company  (the  "Shares").   I  have  been

informed  that  the  Shares  will  be  registered  for  sale  or  transfer  by  the  holders thereof pursuant to the provisions of that certain registration statement on Form S-

1, which is anticipated to be filed by the Company with the Securities and Exchange

Commission  (the    "Commission"),  to  comply  with  the  applicable  provisions  of  the

Securities Act of 1933, as amended (the "Act"), and I believe that all current holders

are   identified   in   that   registration   statement   (the   "Registration   Statement").

Accordingly,  the  purpose  of  this  letter  is  to  respond,  in  writing,  to  that  request  and

furnish  that  opinion.    The  opinion  specified  in  this  letter  is  limited  to  Federal

Securities laws.

            In    connection    with    this    opinion,    I    have    examined    the    Articles    of

Incorporation,  as  filed  with  the  Nevada  Secretary  of  State  on  September  2,  2014,

and  By  Laws  of  the  Company  and  have  examined  and  relied  upon  the  originals  or

copies   of   such   documents,   corporate   records,   and   other   instruments   as   I   have

deemed necessary or appropriate for the purpose of this opinion.

           In  my  examination,  I  have  assumed  the  genuineness  of  all  signatures,  the legal  capacity  of  all  natural  persons,  the  authenticity  of  all  documents  submitted  to me  as  originals,  the  conformity  to  original  documents  of  all  documents  submitted  to me  as  certified  or  photo-static  copies  and  the  authenticity  of  the  originals  of  such

documents,   and   the   accuracy   and   completeness   of   the   corporate   records   made

available to me by the Registrant.

         Based  upon  the  foregoing,  and  in  reliance  thereon,  I  am  of  the  opinion  that the  Shares  have  been  duly  authorized,  and  when  distributed  will  be  legally  issued,

fully paid and non-assessable.

           I  hereby  consent  in  writing  to  the  reference  to  my  name  under  the  caption

"Interests   of   Named   Experts   and   Counsel"   in   the   Prospectus   included   in   the

Registration  Statement  and  the  use  of  my  opinion  as  an  exhibit  to  the  Registration

Statement and any amendment thereto.

Sincerely

John T. Root, Jr.